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                                                                    Exhibit 4.06

                             SERVICE METRICS, INC.

                             1998 STOCK OPTION PLAN

                             Adopted July 8, 1998
                     Approved by Stockholders July 8, 1998
                         Termination Date July 8, 2008

1.   Purposes.

     (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options and (ii) Nonstatutory Stock Options.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultant, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.   Definitions.

     (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     (b)  "Board" means the Board of Directors of the Company.

     (c)  "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

     (e)  "Company" means Service Metrics, Inc., a Delaware corporation.

     (f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.
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     (g)  "Continuous Service" means that the service of an individual to the
Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Board or the chief executive officer of the Company may determine, in that party's sole discretion, whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

     (h) "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     (i)  "Director" means a member of the Board of Directors of the Company.

     (j) "Employee" means any person, including officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company or an Affiliate.

     (k)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (l) "Fair Market Value" means, as of any date, the value of the common stock of the Company determined as follows:

          (i) If the common stock is listed on any established stock exchange or traded on the Nasdaq National Market or The Nasdaq SmallCap Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Company's common stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii) In the absence of such markets for the common stock, the Fair Market Value shall be determined in good faith by the Board.

     (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (n) "Listing Date" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

     (o) "Non-Employee Director" means a Director who either (i) is not a current Employee or officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a

                                       2.
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consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     (p) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (q)  "Option" means a stock option granted pursuant to the Plan.

     (r) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (s) "Optionee" means a person to whom an Option is granted pursuant to the Plan, or if applicable, such other person who holds an outstanding Option.

     (t) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (u)  "Plan" means this 1998 Stock Option Plan.

     (v) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

     (w)  "Securities Act" means the Securities Act of 1933, as amended.

3.   Administration.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised

                                       3.
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in whole or in part; and the number of shares for which an Option shall be granted to each such person.

          (2) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (3)  To amend the Plan or an Option as provided in Section 11.

          (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) The Board may delegate administration of the Plan to a committee of the Board composed of two (2) or more members (the "Committee"), all of the members of which Committee may be Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two
(2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Additionally, prior to the Listing Date, and notwithstanding anything to the contrary contained herein, the Board may delegate administration of the Plan to a committee of one or more members of the Board and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. In addition, notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (x) are not then subject to Section 16 of the Exchange Act and/or (y) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

     (d) All actions taken and all interpretations and determinations made by the Board or Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Board or Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Board and Committee shall, in addition to their right as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

                                       4.
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4.   Shares Subject to the Plan.

     (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed four million seventy-four thousand nine hundred forty-one (4,074,941) shares of the Company's common stock. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan. If any shares of Common Stock acquired pursuant to the exercise of an Option shall for any reason be repurchased by the Company under a repurchase option provided under the Plan, the stock repurchased by the Company under such repurchase option shall revert to and again become available for issuance under the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   Eligibility.

     (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employees, Directors or Consultants.

     (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

     (c) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than eight hundred thousand (800,000) shares of the Company's common stock in any calendar year. This subsection 5(c) shall not apply prior to the Listing Date and, following the Listing Date, shall not apply until (i) the earliest of:
(A) the first material modification of the Plan (including any increase to the number of shares reserved for issuance under the Plan in accordance with Section
4); (B) the issuance of all of the shares of common stock reserved for issuance under the Plan; (C) the expiration of the Plan; or (D) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

6.   Option Provisions.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

                                       5.
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     (a)  Term. No Option shall be exercisable after the expiration of ten (10)
years from the date it was granted.

     (b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Incentive Stock Option on the date the Incentive Stock Option is granted, or such greater amount as required by Section 5(b). The exercise price of each Nonstatutory Stock Option shall be determined by the Board. Notwithstanding the foregoing, the Board may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which section 424(a) of the Code applies.

     (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement. In addition, to the extent required by applicable law, the "par value" of the stock will not be subject to any deferred payment arrangement and will be paid in cash at the time the Option is exercised.

     (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferable to the extent expressly provided in the Option Agreement; provided, however, that if the Option Agreement does not specifically provide for transferability, then such Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     (e) Vesting. The total number of shares of stock subject to an Option shall vest or become exercisable as provided in the Option Agreement.

     (f) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written

                                       6.
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assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require the Optionee to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting an Option to such Optionee or permitting the Optionee to exercise such Option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (g) Termination of Continuous Service. If an Optionee's Continuous Service terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Service, or such longer or shorter period specified in the Option Agreement, or (ii) the expiration of the term of the Option as set forth in the Option Agreement; provided, however, if the Optionee is terminated for cause, then the Option shall terminate on the date Optionee's Continuous Service ceases. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Service (other than upon the Optionee's death or disability) would result in liability under
Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10/th/) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Service (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a), or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

     (h) Disability of Optionee. If an Optionee's Continuous Service terminates as a result of the Optionee's disability (as defined in Section 22(c)(3) of the Code), the Optionee may exercise the Option (to the extent that the Optionee was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

                                       7.
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If, at the date of termination, the Optionee is not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (i) Death of Optionee. If an Optionee dies during, or within the three-month or twelve-month periods referred to above after the termination of, the Optionee's Continuous Service, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option as of the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (j) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

     (k) Right of First Refusal. The Option may, but need not, include a provision whereby the Company may elect, prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act, to exercise a right of first refusal following receipt of notice from the Optionee of the intent to transfer all or any part of the shares exercised pursuant to the Option.

     (l) Withholding. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the Optionee as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

                                       8.
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7.   Covenants of the Company.

     (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8.   Use of Proceeds from Stock.

     Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.   Miscellaneous.

     (a) The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

     (b) Neither an Optionee nor any person to whom an Option is transferred pursuant to this Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

     (c) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause, the right of the Company's Board of Directors and/or the Company's stockholders to remove any Director pursuant to the terms of the Company's Bylaws and the provisions of applicable laws, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate to which Consultant is providing services.

     (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

                                       9.
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     (e)  The Board or the Committee shall have the authority to effect, at any time and from time to time (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of common stock, but having an exercise price per share not less than one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option (or, in the case of a ten percent (10%) stockholder, not less than one hundred and ten percent (110%) of the Fair Market Value) per share of Common Stock on the new grant date. Notwithstanding the foregoing, the Board may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which section 424(c) of the Code applies. Shares subject to an Option canceled under this Section 9 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to subsection 5(c) of the Plan. The repricing of an Option under this Section 9, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to subsection 5(c) of the Plan. The provisions of this subsection 9(e) shall be applicable only to the extent required by Section 162(m) of the Code.

10.  Adjustments Upon Changes in Stock.

     (a) If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan, and the outstanding Options will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Options. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

     (b) In the event of an Acquisition (as defined herein), then (i) any surviving or acquiring corporation shall assume Options outstanding under the Plan or shall substitute similar options (including an option to acquire the same consideration paid to the stockholders in the Acquisition) for those outstanding under the Plan or (ii) in the event any surviving or acquiring corporation refuses to continue or assume such Options, or to substitute similar options for those outstanding under the Plan, then such Options shall be terminated if not exercised prior to such event.

     For purposes of this Plan, an "Acquisition" shall mean: (i) any consolidation or merger of the Company with or into any other corporation any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power

                                      10.
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immediately after such consolidation, merger or reorganization; provided, that, the foregoing shall only be deemed an Acquisition if the stockholders of the Company or its successor immediately prior to such consolidation, merger or reorganization: (1) hold less than 50% of the outstanding securities of the surviving company following the merger or consolidation or, (2) in the event that the securities of an affiliated entity of the surviving corporation are issued to the stockholders of the Company in the transaction, hold less than 50% of the outstanding securities of such entity corporation, or (B) any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred; or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

11.  Amendment of the Plan and Options.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

     (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) Rights and obligations under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and
(ii) such person consents in writing.

     (e) The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired or obligations under any Option increased by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

12.  Termination or Suspension of the Plan.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

                                      11.

     (b) Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the person to whom the Option was granted.

13.  Effective Date of Plan.

     The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

                                      12.

                             SERVICE METRICS, INC.
                           STOCK OPTION GRANT NOTICE
                            (1998 Stock Option Plan)

Service Metrics, Inc. (the "Company"), pursuant to its 1998 Stock Option Plan (the "Plan"), hereby grants to Optionee an option to purchase the number of shares of the Company's common stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in Attachments I, II, and III, which are incorporated herein in their entirety.


Optionee:                        ____________________________
Date of Grant:                   ____________________________
Vesting Commencement Date:       ____________________________
Shares Subject to Option:        ____________________________
Exercise Price Per Share:        $___________________________
Expiration Date:                 ____________________________
                                 ______  Incentive Stock Option
                                 ______  Nonstatutory Stock Option

Vesting Schedule:       25% vested on the one year anniversary of the Vesting
                        Commencement Date, with the remaining 75% vesting monthly thereafter over 36 months.

Payment:                By cash or check.

Additional Terms/Acknowledgements: The undersigned Optionee acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionee further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionee and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionee under the Plan, and (ii) the following agreements only:

Other Agreements:  _________________________________________________________
                   _________________________________________________________
                   _________________________________________________________


SERVICE METRICS, INC.

By:  _____________________________________         ________________________
     Thomas K. Higley, President & CEO             Signature

Date: ____________________________________         Date:___________________

Attachment I:       Stock Option Agreement
Attachment II:      1998 Stock Option Plan
Attachment III:     Notice of Exercise

                             SERVICE METRICS, INC.
                        EMPLOYEE STOCK OPTION AGREEMENT

     Pursuant to the Grant Notice and this Stock Option Agreement, the Company has granted you an option to purchase the number of shares of the Company's common stock ("Common Stock") indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

     Your option is granted in connection with and in furtherance of the Company's compensatory benefit plan for the Company's employees (including officers), directors or consultants, and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Defined terms not explicitly defined in this Stock Option Agreement but defined in the 1998 Stock Option Plan (the "Plan") shall have the same definitions as in the Plan.

     The details of your option are as follows:

     1. Vesting. Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

     2. Method Of Payment. Payment of the exercise price by cash or check is due in full upon exercise of all or any part of your option, provided that you may elect, to the extent permitted by applicable law and the Grant Notice, to make payment of the exercise price under one of the following alternatives:

          (a) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; and

          (b) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise.

     3. Exercise Prior To Vesting. If permitted in the Grant Notice, and subject to the provisions of your option contained herein, you may elect, at any time that is both (i) during your Continuous Service and (ii) during your
             -----
option's term, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

          (a) a partial exercise of your option shall be deemed to cover first vested shares and then the earliest vesting installment of unvested shares;

          (b) any shares so purchased from installments which have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company's form of Early Exercise Stock Purchase Agreement;

                                      1.

          (c) you shall enter into the Company's form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

          (d) your option shall not be exercisable with respect to any unvested installment to the extent such exercise would cause the aggregate fair market value of any shares subject to incentive stock options granted you by the Company (valued as of their grant date) which would become exercisable for the first time during any calendar year to exceed $100,000.

     4.   Whole Shares. Your option may only be exercised for whole shares.

     5. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

     6. Term. The term of your option commences on the date of grant and expires upon the earliest of:

               (i)    the Expiration Date indicated in the Grant Notice;

               (ii)   the tenth (10th) anniversary of the Date of Grant;

               (iii) twelve (12) months after your death, if you die during, or within three (3) months after the termination of your Continuous Service; or

               (iv) twelve (12) months after the termination of your Continuous Service due to disability; or

               (v) three (3) months after the termination of your Continuous Service for any other reason, provided that if: (a) during any part of such three (3) month period the option is not exercisable solely because of the condition set forth in paragraph 5 (Securities Law Compliance), in which event the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Service, and (b) exercise of the option within three (3) months after termination of your Continuous Service would result in liability under section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), the option will expire on the earliest of (i) the Expiration Date, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your Continuous Service.

          To obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or an Affiliate of the Company, except in the event of your death or permanent and total disability. The Company has provided for continued vesting or extended

                                      2.

exercisability of your option under certain circumstances for your benefit, but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you provide services to the Company or an Affiliate of the Company as a consultant or if you exercise your option more than three (3) months after the date your employment with the Company terminates.

     7.   Exercise.

          (a) You may exercise the vested portion of your option during its term (and the unvested portion of your option if the Grant Notice so permits) by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (b)  By exercising your option you agree that:

               (i) as a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of
(1) the exercise of your option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise;

               (ii) you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of an incentive stock option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option; and

               (iii) the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty
(180) days) following the effective date of the registration statement of the Company filed under the Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Common Stock until the end of such period.

     8. Transferability. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

                                      3.

     9. Acceleration of Option. In the event of an Acquisition (as defined in the Plan), then (i) any surviving or acquiring corporation shall assume your option or shall substitute similar options (including an option to acquire the same consideration paid to the stockholders in the Acquisition) for your option or (ii) in the event any surviving or acquiring corporation refuses to continue or assume your option, or to substitute similar options for your option, then the vesting of your option and the time during which such option may be exercised shall be accelerated prior to such event and your option terminated if not exercised after such acceleration and prior to such Acquisition. In the event that any surviving or acquiring corporation assumes your option or substitutes a similar option in connection with an Acquisition and you are either not offered employment by the surviving or acquiring corporation (which employment shall not result in any reduction in your salary or aggregate benefits in effect at the time of the Acquisition) or you are terminated for any reason other than for Cause (as defined herein) by such surviving or acquiring corporation within six (6) months of the effective date of the Acquisition, the vesting of your option and the time during which such option may be exercised shall be accelerated immediately prior to such termination, such that that number of option shares shall become fully vested as would have vested during the six (6) month period following the later of (i) the effective date of the Acquisition and (ii) the date of your termination. Notwithstanding the provisions of Section 12 herein, the terms of this Section 9 shall supersede in their entirety any contrary provision contained in the Plan.

     As used herein, "Cause" shall mean (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company; (iii) willful and material breach of any Company policies that may be implemented after the effective date of this Stock Option Agreement; (iv) intentional damage to the Company's property; (v) material breach of your Proprietary Information and Inventions Agreement; or
(vi) your willful misfeasance or nonfeasance of duty that materially injures the reputation, business or business relationships of the Company. Physical or mental disability shall not constitute "cause".

     10. Option Not a Service Contract. Your option is not an employment contract and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in your option shall obligate the Company, or any Affiliate of the Company, or their respective stockholders, Board of Directors, officers or employees to continue any relationship which you might have as a Director or Consultant for the Company.

     11. Notices. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

     12. Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated

                                      4.

and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

                                      5.

                             SERVICE METRICS, INC.
                      NON-EMPLOYEE STOCK OPTION AGREEMENT

     Pursuant to the Grant Notice and this Stock Option Agreement, the Company has granted you an option to purchase the number of shares of the Company's common stock ("Common Stock") indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

     Your option is granted in connection with and in furtherance of the Company's compensatory benefit plan for the Company's employees (including officers), directors or consultants, and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Defined terms not explicitly defined in this Stock Option Agreement but defined in the 1998 Stock Option Plan (the "Plan") shall have the same definitions as in the Plan.

     The details of your option are as follows:

          1. Vesting. Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

          2. Method Of Payment. Payment of the exercise price by cash or check is due in full upon exercise of all or any part of your option, provided that you may elect, to the extent permitted by applicable law and the Grant Notice, to make payment of the exercise price under one of the following alternatives:

               (a) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; and

               (b) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise.

          3. Exercise Prior To Vesting. If permitted in the Grant Notice, and subject to the provisions of your option contained herein, you may elect, at any time that is both (i) during your Continuous Service and (ii) during your
             ----
option's term, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

               (a) a partial exercise of your option shall be deemed to cover first vested shares and then the earliest vesting installment of unvested shares;

               (b) any shares so purchased from installments which have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company's form of Early Exercise Stock Purchase Agreement;

                                      1.

          (c) you shall enter into the Company's form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

          (d) your option shall not be exercisable with respect to any unvested installment to the extent such exercise would cause the aggregate fair market value of any shares subject to incentive stock options granted you by the Company (valued as of their grant date) which would become exercisable for the first time during any calendar year to exceed $100,000.

     4.   Whole Shares. Your option may only be exercised for whole shares.

     5. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

     6. Term. The term of your option commences on the date of grant and expires upon the earliest of:

               (i)   the Expiration Date indicated in the Grant Notice;

               (ii)  the tenth (10th) anniversary of the Date of Grant;

               (iii) twelve (12) months after your death, if you die during, or within three (3) months after the termination of your Continuous Service; or

               (iv) twelve (12) months after the termination of your Continuous Service due to disability; or

               (v) three (3) months after the termination of your Continuous Service for any other reason, provided that if: (a) during any part of such three (3) month period the option is not exercisable solely because of the condition set forth in paragraph 5 (Securities Law Compliance), in which event the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Service, and (b) exercise of the option within three (3) months after termination of your Continuous Service would result in liability under section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), the option will expire on the earliest of (i) the Expiration Date, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your Continuous Service.

          To obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or an Affiliate of the Company, except in the event of your death or permanent and total disability. The Company has provided for continued vesting or extended

                                      2.

exercisability of your option under certain circumstances for your benefit, but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you provide services to the Company or an Affiliate of the Company as a consultant or if you exercise your option more than three (3) months after the date your employment with the Company terminates.

     7.   Exercise.

          (a) You may exercise the vested portion of your option during its term (and the unvested portion of your option if the Grant Notice so permits) by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (b)  By exercising your option you agree that:

               (i) as a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of
(1) the exercise of your option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise;

               (ii) you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of an incentive stock option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option; and

               (iii) the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty
(180) days) following the effective date of the registration statement of the Company filed under the Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Common Stock until the end of such period.

     8. Transferability. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

                                      3.

     9. Option Not a Service Contract. Your option is not an employment contract and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in your option shall obligate the Company, or any Affiliate of the Company, or their respective stockholders, Board of Directors, officers or employees to continue any relationship which you might have as a Director or Consultant for the Company.

     10. Notices. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

     11. Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

                                      4.

                             Service Metrics, Inc.
                              Notice of Exercise
                            1998 Stock Option Plan



Service Metrics, Inc.
4900 Nautilus Court, Suite 200
Boulder, CO 80301
                                                Date of Exercise: ______________


Ladies and Gentlemen:

     This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.


     Type of option (check one):    Incentive  [_]     Nonstatutory [_]

     Stock option dated:            ________________

     Number of shares as to
     which option is exercised:     ________________

     Certificates to be
     issued in name of:             ________________

     Total exercise price:          $_______________

     Cash payment delivered
     herewith:                      $_______________

     By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Company's 1998 Stock Option Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of the Option, and
(iii) to the extent the Option is an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this Option that occurs within two (2) years after the date of grant of the Option or within one (1) year after
                                                    --
such shares of Common Stock are issued upon exercise of the Option.

     I hereby make the following certifications and representations with respect to the number of shares of Common Stock (the "Shares"), which are being acquired by me for my own account upon exercise of the Option as set forth above:

     I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are deemed to constitute "restricted securities" under

Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

     I further acknowledge that the Shares are subject to an assignable right of first refusal in favor of the Company contained in the Company's Bylaws.

     I further acknowledge that I will not be able to resell the Shares for at least ninety (90) days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

     I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company's Articles of Incorporation, Bylaws and/or applicable securities laws.

     I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any shares of Common Stock or other securities of the Company held by me, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to my shares until the end of such period.


                                        Very truly yours,


                                        ________________________________________